UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 19, 2016
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (919) 716-7000

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On May 20, 2016, First Citizens BancShares, Inc.'s bank subsidiary, First-Citizens Bank & Trust Company ("FCB") and Cordia Bancorp Inc. ("Cordia") announced that on May 19, 2016, they had entered into a definitive merger agreement. The agreement provides for the acquisition by FCB of Midlothian, Virginia-based Cordia and its bank subsidiary, Bank of Virginia.

The agreement has been approved by the Boards of Directors of both companies. The transaction is expected to close no later than the fourth quarter of 2016, subject to the receipt of regulatory approvals and the approval of Cordia's shareholders.

Under the terms of the agreement, cash consideration of $5.15 will be paid to Cordia's shareholders for each of their shares of Cordia's common stock.

A copy of the joint press release issued by FCB and Cordia announcing the proposed transaction is attached as Exhibit 99.1 to this Report.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits. The following exhibit accompanies this report.

Exhibit No.	Description

99.1	Copy of joint press release dated May 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	May 20, 2016	By: /s/ Edward L. Willingham IV
Edward L. Willingham IV
Chief Operating Officer